Exhibit 99.3


  UNAUDITED PRO FORMA CONDENSED PAYMENT SOLUTIONS d/b/a COMBINED FINANCIAL
      INFORMATION OF LIGHTBRIDGE, INC. AND AUTHORIZE.NET CORPORATION



      The following unaudited pro forma condensed financial statements of Lightbridge, Inc. ("Lightbridge" or the "Company") give effect to the acquisition (the "Acquisition") of Payment Solutions d/b/a Authorize.Net Corporation ("Authorize.Net") by Lightbridge as if it had occurred on January 1, 2003 with respect to the unaudited pro forma condensed statements of operations. Since the acquisition of Authorize.Net occurred at the close of business on March 31, 2004, the assets and liabilities of Authorize.Net are reflected in Lightbridge's unaudited condensed consolidated balance sheet included in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2004. Accordingly, a pro forma balance sheet as of March 31, 2004 and has not been included in these pro forma financial statements.



      Pursuant to the stock sale agreement, Lightbridge acquired all of the outstanding stock of Authorize.Net from InfoSpace, Inc. ("InfoSpace") in exchange for $82 million in cash and estimated transaction costs of $2.1 million. The total purchase price for the Acquisition was $84.5 million including the preliminary working capital adjustment. The purchase price is subject to adjustment based on the final determination of working capital acquired at closing as set forth in the stock sale agreement.



      The unaudited pro forma financial statements utilize the purchase method of accounting for the acquisition of Authorize.Net. Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair value at the time of the merger. The results of operations of Authorize.Net will be included in the results of operations of Lightbridge from April 1, 2004 (since the acquisition occurred at the close of business on March 31, 2004). The unaudited pro forma financial statements reflect the preliminary purchase price allocation based on the Company's best estimate of the fair value of the assets acquired and the liabilities assumed. The preliminary purchase price allocation is subject to working capital adjustments, actual transaction costs, and the final valuation of the intangible assets. The Company does not expect the final purchase price allocation to be materially different.


      The aggregate purchase price for the Authorize.Net acquisition has been allocated on a preliminary basis to the tangible and identifiable intangible assets acquired and liabilities assumed based on their fair values at the date of acquisition as follows (in thousands):

Tangible assets acquired:
Cash and cash equivalents               $  6,555
Accounts receivable                        1,815
Property and equipment                     1,655
Other assets                                 327
Liabilities assumed:
Accounts payable and accrued expenses     (1,498)
Funds due to merchants                    (6,397)
Identifiable intangible assets:
In-process research and development          679
Reseller network                           9,300
Merchant customer base                     7,000
Trademarks                                 3,600
Existing technology                        3,100
Processor relationships                      300
Goodwill                                  58,081
                                        --------

Total allocated purchase price          $ 84,517
                                        --------


      The tangible assets acquired and liabilities assumed were recorded at their fair values, which approximated their carrying amounts at the acquisition date. The values of the identifiable intangible assets were determined by management with the assistance of an independent appraiser using established valuation techniques accepted in the technology and software industries. The appraisal of the intangible assets involved calculations that were based in part on management's judgments and assumptions. These judgments and assumptions included estimates of growth rates, changes to pricing and margins, estimates of the life of the reseller network and merchant customer base, and an assessment of the value of the existing technology. The amortization periods for intangible assets are as follows. The reseller network value of $9.3 million and the processor relationships of $0.3 million will be amortized over twelve years. The merchant customer base value of $7.0 million and the existing technology value of $3.1 million will be amortized over five years. The value of the trademarks of $3.6 million and goodwill of $58.1 million are not amortized. Intangible assets are being amortized on a straight-line basis.



      In connection with the Authorize.Net Acquisition, the Company recorded a $679,000 charge during the first quarter of 2004 for two in-process research and development ("IPR&D") projects. The technology acquired from Authorize.Net includes payment gateway solutions that enable merchants to authorize, settle and manage electronic transactions via the Internet, at retail locations and on wireless devices. The research projects in process at the date of acquisition related to the development of the Card Present Solution ("CPS") and the Fraud Tool ("FT"). Development on the FT project and the CPS project was started at the end of 2003 and the beginning of 2004, respectively. The complexity of the CPS technology lies in its fast, flexible and redundent characteristics. The complexity of the FT technology lies in its responsiveness to changing fraud dynamics and efficiency.



      The value of the projects was determined by an independent appraiser using the income method. The discounted cash flow method was utilized to estimate the present value of the expected income that could be generated through revenues from the projects over their estimated useful lives through 2009. The percentage of completion for the projects was determined based on the amount of research and development expenses incurred through the date of acquisition as a percentage of estimated total research and development expenses to bring the projects to technological feasibility. At the acquisition date, the Company estimated that the CPS and the FT projects were approximately 15% and 80% complete, respectively, with fair values of approximately $638,000 and $41,000, respectively. The discount rate used for the fair value calculation was 30% for the CPS project and 22% for the FT project. At the date of acquisition, development of the technology involved risks to the Company including the remaining development effort required to achieve technological feasibility and uncertainty with respect to the market for the technology.



      Lightbridge completed the development of the FT in May 2004 having spent approximately $129,000 on the project after the acquisition. Total cost to complete the CPS project after acquisition is estimated to be approximately $650,000. The CPS project is expected to be completed by March 2005. If the development of the technology is not completed on schedule, the potential consequences to the Company may be increased development costs and increased competition from other companies that have competitive products in the market.



      The purchase price in excess of the net assets acquired and the identifiable intangible assets acquired was allocated to goodwill. The entire amount of the goodwill is expected to be deductible for tax purposes.



      The unaudited pro forma condensed combined financial information is for informational purposes only and is not necessarily indicative of the results of future operations of Lightbridge and Authorize.Net or the actual results that would have been achieved had the Acquisition been consummated during the periods indicated. You should read the unaudited pro forma financial data in conjunction with the separate consolidated historical financial statements of Lightbridge and Authorize.Net, including the notes to all sets of financial statements.

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

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 2004


                                                                                            PRO FORMA
                                                                   HISTORICAL              ADJUSTMENTS
                                                          ----------------------------      AND NOTE        PRO FORMA
                                                          LIGHTBRIDGE    AUTHORIZE.NET      REFERENCES      COMBINED
                                                          -----------    -------------     -----------      ---------
Revenues:
Transaction                                                $ 20,566      $                 $                $ 20,566
Software licensing                                            2,521                                            2,521
Consulting and services                                       5,573                                            5,573
Hardware                                                        965                                              965
Payment processing                                                              8,366                          8,366
                                                           --------      ------------      ----------       --------
Total revenues                                               29,625             8,366                         37,991

Cost of revenues:
Transaction                                                  12,302                                           12,302
Software licensing                                              621                                              621
Consulting and services                                       2,245                                            2,245
Hardware                                                        898                                              898
Payment processing                                                              1,314             705   A      2,019
                                                           --------      ------------                       --------
Total cost of revenues                                       16,066             1,314                         18,085

Gross profit:
Transaction                                                   8,264                                            8,264
Software licensing                                            1,900                                            1,900
Consulting and services                                       3,329                                            3,329
Hardware                                                         66                                               66
Payment processing                                                              7,052                          6,347
                                                           --------      ------------                       --------
Total gross profit                                           13,559             7,052                         19,906

Operating expenses:
Development costs                                             6,973               830                          7,803
Sales and marketing                                           3,752             3,053                          6,805
General and administrative                                    3,519               882                          4,401
Purchased in-process research and
   development                                                  679                              (679)  B
Restructuring costs                                             499                                              499
                                                           --------      ------------                       --------
Total operating expenses                                     15,422             4,765                         19,508

Income (loss) from operations                                (1,863)            2,287                            398
Other income, net                                               352                10            (264)  C         98
                                                           --------      ------------                       --------
Income (loss) before provision for income taxes              (1,511)            2,297                            496
Income tax expense (benefit)                                   (770)               20             582   D       (168)
                                                           --------      ------------                       --------
Net income (loss)                                          $   (741)     $      2,277                       $    664
                                                           ========      ============                       ========

Income (loss) per common share:
   Basic                                                   $  (0.03)                                        $   0.02
                                                           ========                                         ========
   Diluted                                                 $  (0.03)                                        $   0.02
                                                           ========                                         ========

Shares used in computing income (loss) per common share:
   Basic                                                     26,950                                           26,950
                                                           ========                                         ========
   Diluted                                                   26,950                               206   E     27,156
                                                           ========                                         ========



   See notes to unaudited pro forma condensed combined financial information.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                  FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2003





                                                                                        PRO FORMA
                                                                 HISTORICAL            ADJUSTMENTS
                                                          --------------------------    AND NOTE        PRO FORMA
                                                          LIGHTBRIDGE  AUTHORIZE.NET    REFERENCES      COMBINED
                                                          ------------ -------------   -----------      ---------
Revenues:
Transaction                                                $  80,552    $               $               $  80,552
Software licensing                                             8,012                                        8,012
Consulting and services                                       28,666                                       28,666
Hardware                                                       2,748                                        2,748
Payment processing                                                         27,825                          27,825
                                                           ---------    ---------       ---------       ---------
Total revenues                                               119,978       27,825                         147,803

Cost of revenues:
Transaction                                                   45,667                                       45,667
Software licensing                                             1,251                                        1,251
Consulting and services                                       12,741                                       12,741
Hardware                                                       2,290                                        2,290
Payment processing                                                          4,841           2,820  A        7,661
                                                           ---------    ---------                       ---------
Total cost of revenues                                        61,949        4,841                          69,610

Gross profit:
Transaction                                                   34,885                                       34,885
Software licensing                                             6,761                                        6,761
Consulting and services                                       15,925                                       15,925
Hardware                                                         458                                          458
Payment processing                                                         22,984                          20,164
                                                           ---------    ---------                       ---------
Total gross profit                                            58,029       22,984                          78,193

Operating expenses:
Development costs                                             28,426        3,024                          31,450
Sales and marketing                                           14,239       11,020                          25,259
General and administrative                                    14,143        4,070                          18,213
Restructuring costs                                            5,079                                        5,079
Other - litigation settlement                                               1,500                           1,500
                                                           ---------    ---------                       ---------
Total operating expenses                                      61,887       19,614                          81,501

Income (loss) from operations                                 (3,858)       3,370                          (3,308)
Other income, net                                              1,307          122          (1,056) C          373
                                                           ---------    ---------                       ---------
Income (loss) before provision for income
   taxes                                                      (2,551)       3,492                          (2,935)
Income tax expense (benefit)                                  (1,102)      (1,310)          1,154  D       (1,258)
                                                           ---------    ---------                       ---------
Net income (loss)                                          $  (1,449)   $   2,182                       $  (1,677)
                                                           =========    =========                       =========

Income (loss) per common share:
   Basic                                                   $   (0.05)                                   $   (0.06)
                                                           =========                                    =========
   Diluted                                                 $   (0.05)                                   $   (0.06)
                                                           =========                                    =========

Shares used in computing income (loss) per common share:
   Basic                                                      27,015                                       27,015
                                                           =========                                    =========
   Diluted                                                    27,015                                       27,015
                                                           =========                                    =========




   See notes to unaudited pro forma condensed combined financial information.



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


     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

A. To record the amortization of the fair value of the identifiable amortizable intangible assets acquired in the Acquisition. The preliminary allocation of the purchase price of the Acquisition yielded the following identifiable intangible assets (dollar amounts in thousands):

Reseller network          $9,300
Merchant customer base     7,000
Existing technology        3,100
Processor relationships      300


      The values of the identifiable intangible assets were determined by an independent appraiser using established valuation techniques accepted in the technology and software industries. The appraisal of the intangible assets involved calculations that were based in part on management's judgments and assumptions. These judgments and assumptions included estimates of growth rates, changes to pricing and margins, estimates of the life of the reseller network and merchant customer base, and an assessment of the value of the existing technology. The amortization periods for intangible assets are as follows. The reseller network value of $9.3 million and the processor relationships of $0.3 million will be amortized over twelve years. The merchant customer base value of $7.0 million and the existing technology value of $3.1 million will be amortized over five years.

B. To eliminate the purchased research and development charge recorded by the Company related to the Acquisition in its historical statement of operations for the three months ended March 31, 2004. This charge is non-recurring in nature and has, therefore, been excluded from the pro forma statement of operations.

C. To eliminate historical interest income earned on the cash paid in the Acquisition of approximately $84.5 million.


D. To adjust the combined effective tax expense (benefit) for the combination of the results of the Company and Authorize.Net and the effect of the pre-tax pro forma adjustments.



E. Since the pro forma statement of operations for the three months ended March 31, 2004 results in net income, the dilutive effect of common stock equivalents has been added to the pro forma diluted income per common share calculation. This amount was excluded from the Company's historical loss per common share calculation for the three months ended March 31, 2004 since the effect of its inclusion would have been anti-dilutive.


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